UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2008

IMCLONE SYSTEMS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-19612 (Commission File Number)	04-2834797 (IRS Employer Identification No.)

180 Varick Street
New York, New York 10014

(Address of principal executive offices) (Zip Code)

(212) 645-1405

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On Saturday, May 31, 2008, clinical data from the study known as CAIRO2 were presented at the Annual Meeting of the American Society for Clinical Oncology (ASCO).

The CAIRO2 study of 730 patients investigated the efficacy and safety of the combination of ERBITUX® (cetuximab) and bevacizumab when added to oxaliplatin and capecitabine in patients with metastatic colorectal cancer, compared to the combination of bevacizumab plus chemotherapy alone.  The study failed to meet its primary endpoint of progression-free survival.  Secondary endpoints of response rate and overall survival were comparable in both arms.

The study was conducted by the Dutch Colorectal Cancer Group.  The presented abstract, entitled “The correlation between ERCC1 expression and outcome of chemotherapy in patients with advanced colorectal cancer (ACC): A Dutch Colorectal Cancer Group study (DCCG)”, can be accessed on the ASCO web site at http://www.asco.org.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED (Registrant)

Dated: June 2, 2008	By:	/s/ Gregory T. Mayes
Gregory T. Mayes
Vice President and Interim General Counsel